Exhibit 10.2
EXECUTION VERSION

GENUINE PARTS COMPANY

SECOND AMENDMENT
Dated as of May 1, 2020

to

NOTE PURCHASE AGREEMENT
Dated as of October 30, 2017

U.S.$120,000,000 Series I Senior Notes due October 30, 2027
€225,000,000 Series J Senior Notes due October 30, 2024
€250,000,000 Series K Senior Notes due October 30, 2027
€125,000,000 Series L Senior Notes due October 30, 2029
€100,000,000 Series M Senior Notes due October 30, 2032

SECOND AMENDMENT
TO NOTE PURCHASE AGREEMENT

        THIS SECOND AMENDMENT dated as of May 1, 2020 (this “Amendment”) to that certain Note Purchase Agreement dated as of October 30, 2017 is between GENUINE PARTS COMPANY, a Georgia corporation (the “Company”), and each holder of Original Notes that is a party hereto (as hereinafter defined) (collectively, the “Noteholders”).
RECITALS:

A. WHEREAS, the Company has heretofore entered into that certain Note Purchase Agreement dated as of October 30, 2017 (as amended by the First Amendment dated as of May 28, 2019, the “Original Note Purchase Agreement”) with each of the Purchasers listed in Schedule B thereto pursuant to which the Company issued and has outstanding (i) U.S.$120,000,000 aggregate principal amount of its 3.70% Series I Senior Notes due October 30, 2027 (the “Series I Notes”), (ii) €225,000,000 aggregate principal amount of its 1.40% Series J Senior Notes due October 30, 2024 (the “Series J Notes”), (iii) €250,000,000 aggregate principal amount of its 1.81% Series K Senior Notes due October 30, 2027 (the “Series K Notes”), (iv) €125,000,000 aggregate principal amount of its 2.02% Series L Senior Notes due October 30, 2029 (the “Series L Notes”) and (v) €100,000,000 aggregate principal amount of its 2.32% Series M Senior Notes due October 30, 2032 (the “Series M Notes”, and together with the Series I Notes, the Series J Notes, the Series K Notes and the Series L Notes, the “Original Notes”);
B. WHEREAS, capitalized terms used herein shall have the respective meanings ascribed thereto in the Original Note Purchase Agreement unless herein defined or the context shall otherwise require;
C. WHEREAS, the Company desires to temporarily increase the maximum permitted leverage ratio in the Original Note Purchase Agreement and each of its Other Note Purchase Agreements;
D. WHEREAS, the Required Holders have agreed to the Company’s amendment request and the Company and the Required Holders now desire to amend the Original Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth; and
E. WHEREAS, all requirements of law have been fully complied with and all other acts and things necessary to make this Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.
NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1AMENDMENTS.
1.1Section 9.8 of the Original Note Purchase Agreement shall be and is hereby restated in its entirety to read as follows:
Section 9.8. Excess Leverage Fee.
Without limiting the Company’s obligations under Section 10.1, the Company agrees that, in addition to interest accruing on the Notes, the Company will pay to each holder of a Note each of the following fees (collectively, the “Excess Leverage Fee”) on the outstanding principal amount of each Note held by such holder, computed on the same basis and payable at the same time as such interest, at a rate per annum equal to:
(a) 0.50% during the period beginning on the Second Amendment Effective Date and ending on the later of (i) March 31, 2021 and (ii) the last day (such last day, the “Leverage Return Date”) of the fiscal quarter immediately succeeding the first fiscal quarter ending on or after June 30, 2020 for which the Leverage Ratio as of the last day thereof is less than or equal to 3.50 to 1.00, as set forth in the Officer’s Certificate delivered pursuant to Section 7.2 for such fiscal quarter, so long as the Leverage Ratio on the Leverage Return Date is less than or equal to 3.50 to 1.00;
(b) 0.50% during the period beginning on the first day of the fiscal quarter immediately succeeding the first fiscal quarter ending after the Second Amendment Effective Date for which the Leverage Ratio as of the last day thereof was greater than 3.50 to 1.00, as set forth in the Officer’s Certificate delivered pursuant to Section 7.2 for such fiscal quarter (provided that, if the Company fails to deliver such Officer’s Certificate for any fiscal quarter, the Leverage Ratio as of the end of such fiscal quarter shall be deemed to be greater than 3.50 to 1.00), and ending on the Leverage Return Date, so long as the Leverage Ratio on the Leverage Return Date is less than or equal to 3.50 to 1.00; and
(c) in the event the Company provides a Notice of Increase in Leverage Ratio, 0.25% during the period beginning on the first day of the fiscal quarter immediately succeeding the fiscal quarter in which the Material Acquisition described in such Notice of Increase in Leverage Ratio occurs and ending on the last day of the fiscal quarter immediately following the last fiscal quarter for which the Company elected to increase the Maximum Leverage Ratio pursuant to such Notice of Increase in Leverage Ratio.
The accrued and unpaid Excess Leverage Fee on any principal amount being paid or prepaid shall be paid concurrently with such principal. Any overdue payment of the Excess Leverage Fee shall accrue interest at a rate per annum from time to time equal to the Default Rate applicable to the applicable Note, payable in arrears at the same time accrued interest is paid on such Note (or, at the option of the registered holder thereof, on demand).
The Company will pay the Excess Leverage Fee by separate wire transfer in U.S. Dollars with respect to (a) each Swapped Note, (b) each Non-Swapped Note denominated in U.S. Dollars and (c) each Non-Swapped Note denominated in Euro the holder of which has so elected, by written notice to the Company (by noting such election in its Schedule B hereto or otherwise providing written notice to the Company), to receive the Excess Leverage Fee in U.S. Dollars, and the Company will pay the Excess Leverage Fee by separate wire transfer in Euro to all other holders of Non-Swapped Notes. For purposes of calculating the amount of any Excess Leverage Fee with respect to any Non-Swapped Note that is payable in U.S. Dollars, the amount of the Excess Leverage Fee at the time of such determination shall be converted from Euro into U.S. Dollars at the current Euro/U.S. Dollar exchange rate, as determined as of 10:00 A.M. (New York time) one Business Day prior to the day such Excess Leverage Fee is payable as indicated on the applicable screen of Bloomberg Financial Markets, and any such calculation shall be reported to the Company in reasonable detail and shall be binding on the Company absent demonstrable error.
For the avoidance of doubt, payment of the Excess Leverage Fee shall be deemed to constitute a fee for all purposes.

1.2The following new Section 9.9 shall be added to the Original Note Purchase Agreement in proper sequence:
Section 9.9. Covenant to Make a Pro Rata Prepayment Offer Upon a New Capital Markets Transaction; Prepayment of Loans.
The provisions of this Section 9.9 shall be effective from the Second Amendment Effective Date through March 31, 2021. Notwithstanding the foregoing, this Section 9.9 shall remain in effect at all times when the Credit Agreement contains a prepayment requirement upon the issuance by the Company or any Subsidiary of indebtedness or equity. The determination of whether the Credit Agreement contains such a prepayment requirement shall be made on the Business Day immediately preceding the date of the relevant New Capital Transaction.

(a)Notice of New Capital Transaction. The Company will, not later than five days after the occurrence of a New Capital Transaction, give a notice thereof to each holder of Notes. Such notice shall contain and constitute an offer to prepay Notes as described in paragraph (b) of this Section 9.9 and shall be accompanied by the certificate described in paragraph (e) of this Section 9.9.

(b)Offer to Prepay Notes. The offer to prepay Notes contemplated by paragraph (a) of this Section 9.9 shall be an offer to prepay, in accordance with and subject to this Section 9.9, all or a portion of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed NCT Prepayment Date”) that is a Business Day not less than 20 days and not more than 30 days after the date of such offer (if the Proposed NCT Prepayment Date shall not be specified in such offer, the Proposed NCT Prepayment Date shall be the Business Day nearest to the 20th day after the date of such offer). The offer to prepay Notes under this paragraph (b) shall be made pro rata to each holder of Notes (based on the U.S. Dollar Equivalent aggregate principal amount of the Notes held by each such holder) in an aggregate amount equal to the NCT Allocation Percentage multiplied by the NCT Gross Payment Amount (each an “NCT Offered Amount”).
(c)Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 9.9 by causing a notice of such acceptance to be delivered to the Company not more than 10 days after receipt of the offer to prepay the Notes pursuant to this Section 9.9. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 9.9 shall be deemed to constitute (i) a rejection of such offer by such holder if such prepayment is to be made without Make-Whole Amount or (ii) an acceptance of such offer by such holder if such payment is to be made with Make-Whole Amount. No later than the Proposed NCT Prepayment Date, the Company shall apply the aggregate amount of all NCT Offered Amounts that have been rejected or deemed rejected to repay Indebtedness of the Company that is at least pari passu with the Notes.
(d)Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 9.9 shall be at 100% of the principal amount of such Notes, plus Net Loss, if any (calculated as if Section 8.7 included references to prepayments under this Section 9.9), plus, if on the date of the relevant New Capital Transaction the Company or any of its Subsidiaries has an issuer rating or one or more ratings assigned to its long-term, unsecured debt and any such rating is below “BBB-” from S&P or “Baa3” from Moody’s (or the equivalent thereof from any other nationally recognized rating agency), the Make-Whole Amount (calculated as if Section 8.6 included references to prepayments under this Section 9.9) determined for the date of prepayment with respect to such principal amount (without giving effect to any Excess Leverage Fee). The prepayment shall be made on the Proposed NCT Prepayment Date.
(e)Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 9.9 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed NCT Prepayment Date; (ii) that such offer is made pursuant to this Section 9.9; (iii) the principal amount of each Note offered to be prepaid; (iv) if applicable, the estimated Make-Whole Amount due in connection with such prepayment of Notes (calculated as if the date of such notice were the date of prepayment); (v) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed NCT Prepayment Date; (vi) the Excess Leverage Fee, if any, that would be due on each Note offered to be prepaid, accrued to the Proposed NCT Prepayment Date; (vii) that the conditions of this Section 9.9 have been fulfilled; and (viii) in reasonable detail, the nature and date of the relevant New Capital Transaction. If any Make-Whole Amount is required to be paid in connection with such prepayment, two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
(f)Prepayment of Loans. The Company will apply that portion of the NCT Gross Payment Amount allocable to Loans (as defined in the Credit Agreement) first, to the prepayment of the outstanding Term Loans (as defined in the Credit Agreement) and second, to the prepayment of the outstanding Revolving Loans (as defined in the Credit Agreement) but without any requirement of a reduction in the Aggregate Revolving Commitments (as defined in the Credit Agreement).
(g)Relevant Definitions.
(i)“COVID-19 Pandemic” means the novel strain of coronavirus (SARS-Cov-2) (including all additional variations and strains thereof) and its disease commonly known as COVID-19, which was declared to be a global pandemic by the World Health Organization on March 11, 2020.
(ii)“Debt Issuance” means the issuance by the Company or any Subsidiary of any Indebtedness for borrowed money (including, for the avoidance of doubt, senior or subordinated notes, hybrid securities, convertible notes and other debt securities convertible into capital stock), other than (1) intercompany Indebtedness of the Company and its Subsidiaries, (2) ordinary course borrowings under (A) the Credit Agreement, (B) unsecured working capital and/or commercial paper facilities and (C) any Treasury Management Agreement (as defined in the Credit Agreement as in effect on the Second Amendment Effective Date), (3) drafts issued under the Vendor Program (as defined in the Credit Agreement as in effect on the Second Amendment Effective Date), (4) purchase money Indebtedness or obligations under Capital Leases, in each case, not prohibited by this Agreement or the Credit Agreement, (5) any Indebtedness issued, or directly and fully guaranteed or insured by, any national or supra-national Governmental Authority, in each case, under a program specifically established by such national or supra-national Governmental Authority in response to the COVID-19 Pandemic, (6) any Indebtedness incurred by any Foreign Subsidiary if the use of this Section 9.9 or the corresponding provision in the Credit Agreement or any Other Note

Purchase Agreement would have material adverse tax consequences to the Company and/or its Subsidiaries, and (7) any Indebtedness the Net Cash Proceeds of which are used to pay all or any portion of the consideration for a New Acquisition.
(iii)“Equity Issuance” means any issuance by the Company or any Subsidiary to any Person of its Equity Interests resulting in Net Cash Proceeds, other than (1) any issuance of its Equity Interests pursuant to the exercise of options or warrants, (2) any issuance of its Equity Interests pursuant to the conversion of any debt securities to equity or the conversion of any class of equity securities to any other class of equity securities, (3) any issuance of options or warrants relating to its Equity Interests, (4) any issuance of Equity Interests pursuant to any employee incentive plan, (5) any issuance of Equity Interests made in consideration of a New Acquisition or the Net Cash Proceeds of which are used to pay all or any portion of the consideration for a New Acquisition, (6) any issuance of Equity Interests by a Subsidiary to the Company or any other Subsidiary, and (7) any issuance of Equity Interests by a Foreign Subsidiary (except to the extent the Net Cash Proceeds of such issuance are distributed to the Company). The term “Equity Issuance” shall not be deemed to include any Debt Issuance.
(iv)“NCT Allocation Percentage” means, as of the last day of the fiscal quarter most recently ended prior to any New Capital Transaction for which financial statements have been delivered pursuant to Section 7.1(a) or (b) the percentage equal to the quotient of (1) the U.S. Dollar Equivalent aggregate outstanding principal amount of the Notes, divided by (2) the sum of (A) the U.S. Dollar Equivalent aggregate outstanding principal amount of the Notes plus (B) the aggregate outstanding principal amount of the Loans (as defined in the Credit Agreement) (which, in the case of any such Loans that are denominated in a currency other than U.S. Dollars, shall be expressed in U.S. Dollars by applying the conversion method set forth in the Credit Agreement as in effect on the Second Amendment Effective Date) plus (C) the aggregate principal amount of all outstanding notes under the Other Note Purchase Agreements (which, in the case of any such notes that are denominated in a currency other than U.S. Dollars, shall be expressed in U.S. Dollars by applying the conversion method set forth in the relevant Other Note Purchase Agreement as in effect on the Second Amendment Effective Date); provided that, for purposes of such calculation, the foregoing aggregate outstanding principal amounts shall be calculated on the basis of the par value of such Indebtedness (without giving effect to any “make-whole” or similar prepayment premium applicable thereto).
(v)“NCT Gross Payment Amount” means, with respect to the Net Cash Proceeds of any New Capital Transaction, (1) 50% of such Net Cash Proceeds if the Leverage Ratio is greater than 3.50 to 1.00 or (2) 25% of such Net Cash Proceeds if the Leverage Ratio is less than or equal to 3.50 to 1.00, in either case, recalculated as of the last day of the fiscal quarter most recently ended prior to such New Capital Transaction for which financial statements have been delivered pursuant to Section 7.1(a) or (b), giving effect to (A) such New Capital Transaction and the application of such Net Cash Proceeds and (B) the incurrence, assumption or repayment of Indebtedness after the last day of such fiscal quarter and prior to such New Capital Transaction on a Pro Forma Basis.
(vi)“Net Cash Proceeds” means the aggregate cash or Cash Equivalent proceeds received by the Company or any Subsidiary in respect of any New Capital Transaction, net of (1) direct costs incurred in connection therewith (including legal, accounting and investment banking fees and sales commissions) and (2) taxes paid or payable as a result thereof.
(vii)“New Capital Transaction” means (1) any Debt Issuance or (2) any Equity Issuance.
1.3Section 10.1(a) of the Original Note Purchase Agreement shall be and is hereby restated in its entirety to read as follows:
(a) Leverage Ratio. The Company will not as of the last day of any fiscal quarter permit the Leverage Ratio to exceed (i) 4.00 to 1.00 as of the last day of each fiscal quarter ending June 30, 2020, September 30, 2020 and December 31, 2020 or (ii) 3.50 to 1.00 as of the last day of each fiscal quarter ending thereafter (the “Maximum Leverage Ratio”); provided that, in the case of this clause (ii), upon receipt by the holders of the Notes of a Notice of Increase in Leverage Ratio, the Maximum Leverage Ratio shall be increased to 3.75 to 1.00 commencing on the last day of the fiscal quarter in which the Material Acquisition described in such Notice of Increase in Leverage Ratio occurs and continuing for the three consecutive fiscal quarters (or such fewer consecutive fiscal quarters as set forth in such Notice of Increase in Leverage Ratio) immediately following the conclusion of the fiscal quarter in which such Material Acquisition occurs (a “Leverage Spike Period”); provided that (1) the Company may not elect more than four Leverage Spike Periods during the term of this Agreement and (2) there must be at least one full fiscal quarter between the end of a Leverage Spike Period and the start of another Leverage Spike Period. “Notice of Increase in Leverage Ratio” means a notice, signed by a Senior Financial Officer of the Company, which states (A) that the Company or a Subsidiary has completed a Material Acquisition, (B) the date of the occurrence of such Material Acquisition, (C) the aggregate consideration paid and/or contributed in such Material Acquisition and (D) that by such notice the Company has elected to increase the Maximum Leverage Ratio to 3.75 to 1.00 commencing on the last day of the fiscal quarter in which such Material Acquisition occurred and for each of the one, two or three fiscal quarters immediately following such fiscal quarter.

1.4The following new Section 10.6 is added to the Original Note Agreement in proper sequence:
Section 10.6. Share Repurchases.
On and after the Second Amendment Effective Date, the Company will not declare or make, directly or indirectly, any Share Repurchase, or incur any obligation (contingent or otherwise) to do so except that the Company may make Share Repurchases so long as (a) no Event of Default shall have occurred and be continuing or would result therefrom and (b) after giving effect to such Share Repurchases on a Pro Forma Basis, the Leverage Ratio (calculated as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 7.1(a) or (b)), shall not exceed 3.50 to 1.00.
1.5. Section 11(c) of the Original Note Agreement is amended by (a) inserting “, Section 9.9(a)” immediately following the reference to “Section 7.1(d)” and (b) inserting “or Section 10.6” immediately following the reference to “10.4”.
1.6. Clause (xi) of the definition of “EBITDA” set forth in Schedule A to the Original Note Agreement is amended and restated in its entirety to read as follows:
(xi) restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions and closure of facilities and adjustments to existing reserves) whether or not classified as restructuring expense on the consolidated financial statements of the Company, in an aggregate amount not to exceed (1) U.S.$100,000,000 for any period of four consecutive fiscal quarters ending on June 30, 2020, September 30, 2020 and December 31, 2020 and (2) U.S.$55,000,000 for any other period of four consecutive fiscal quarters, provided that the Company shall have provided the actual amount and description of the foregoing charges, accruals and reserves to the administrative agent under the Credit Agreement and such agent shall not have objected to adding back such charges, accruals and reserves in Consolidated EBITDA (as defined in the Credit Agreement),
1.7. The definition of “Leverage Ratio” set forth in Schedule A to the Original Note Agreement is amended and restated in its entirety to read as follows:
“Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Total Funded Debt as of such date minus (but solely to the extent that, on such date, Section 9.9 is in effect and the Credit Agreement contains a corresponding adjustment) (ii) the amount of Net Cash Proceeds from a New Capital Transaction that is held by the Company and required to prepay Indebtedness pursuant to Section 9.9 but not yet applied; provided that the amount determined pursuant to this clause (ii) shall not exceed the NCT Gross Payment Amount for the first 35 days following the date of such New Capital Transaction and $0, thereafter for such New Capital

Transaction to (b) EBITDA for the period of four consecutive fiscal quarters of the Company then most recently ended.
1.8. The following new definitions are added to Schedule A to the Original Note Agreement in proper sequence:
“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. Dollar denominated time deposits and certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of U.S.$500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank herein being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated “A-1” (or the equivalent thereof) or better by S&P or “P-1” (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of U.S.$500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least U.S.$500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing clauses (a) through (d).
“COVID-19 Pandemic” is defined in Section 9.9.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Leverage Return Date” is defined in Section 9.8(a).
“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.
“NCT Gross Payment Amount” is defined in Section 9.9.
“NCT Offered Amount” is defined in Section 9.9.
“Net Cash Proceeds” is defined in Section 9.9.
“New Acquisition” means the purchase or acquisition by the Company or any Subsidiary of (a) more than 50% of the Equity Interests with ordinary voting power of another Person or (b) all or any substantial portion of the property (other than Equity Interests) of, or a business unit of, another Person, whether or not involving a merger or consolidation with such Person or any other transaction whereby a Person not previously a Subsidiary of the Company becomes a Subsidiary of the Company.
“New Capital Transaction” is defined in Section 9.9.
“Other Note Purchase Agreement” means (a) the Series F Note Purchase Agreement, (b) the Series G Note Purchase Agreement, (c) the Series H Note Purchase Agreement, (d) the Note and Guaranty Agreement dated as of May 28, 2019 among GPC Asia Pacific Holdings Pty Ltd ABN 80 162 550 978, the Company and the purchasers listed on Schedule B thereto and (e) the Note and Guaranty Agreement dated as of May 28, 2019 among Alliance Automotive Netherlands Holdings B.V., the Company and the purchasers listed in Schedule B thereto.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC Business, and any successor thereto.
“Second Amendment Effective Date” means May 1, 2020.
“Share Repurchase” means any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, directly or indirectly, of any shares (or equivalent) of any class of Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding or any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of the Company or any of its Subsidiaries, now or hereafter outstanding, excluding (a) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or similar rights to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or similar rights or the payment of related withholding taxes and (b) the redemption, retirement, repurchase or other acquisition of value of the Equity Interests of a Subsidiary of the Company by the Company or another Subsidiary of the Company.
SECTION 2.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
2.1To induce the Required Holders to execute and deliver this Amendment (which representations shall survive the execution and delivery of this Amendment), the Company represents and warrants to the Noteholders that:
(a)this Amendment has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company, and this Amendment and the Original Note Purchase Agreement, as amended by this Amendment, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(b)the execution and delivery of this Amendment by the Company and the performance by the Company hereof and of the Original Note Purchase Agreement, as amended by this Amendment, will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulation or by-laws, shareholders agreement or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary;
(c)no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution and delivery of this Amendment by the Company or the performance hereof or of the Original Note Purchase Agreement, as amended by this Amendment, by the Company;
(d)on the CP Satisfaction Date (as hereinafter defined), after giving effect to this Amendment, all the representations and warranties contained in Section 5 of the Original Note Purchase Agreement (other than Sections 5.3 and 5.14) are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date);

(e)since December 31, 2019, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; and
(f)as of the CP Satisfaction Date and after giving effect to this Amendment, no Default or Event of Default has occurred which is continuing and no waiver of Default or Event of Default is in effect.
SECTION 3.CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.
SECTION 3.This Amendment shall become effective upon satisfaction of each and every one of the following conditions (the date of such satisfaction, the “CP Satisfaction Date”):
(a)executed counterparts of this Amendment, duly executed by the Company and the Required Holders, shall have been delivered to each Noteholder or its special counsel;
(b)the representations and warranties of the Company set forth in Section 2 hereof shall be true and correct on and with respect to the CP Satisfaction Date and each holder of Notes or its special counsel shall have received an Officer’s Certificate to such effect;
(c)each Principal Credit Facility in existence on the date hereof and each Other Note Purchase Agreement shall have been amended to align the applicable terms thereof with those in the Original Note Purchase Agreement, as amended by this Amendment, and copies of such amendments shall have been delivered to each Noteholder or its special counsel;
(d)each of the Noteholders or their special counsel shall have received an opinion of Troutman Sanders LLP, dated the Second Amendment Effect Date, in scope, form and substance satisfactory to the Required Holders;
(e)the Company shall have paid an amendment fee (the “Amendment Fee”) to each holder of a Note in an amount equal to 0.10% of the aggregate principal amount of such holder’s Notes. The Company will pay the Amendment Fee by wire transfer in U.S. Dollars with respect to (a) each Swapped Note, (b) each Non-Swapped Note denominated in U.S. Dollars and (c) each Non-Swapped Note denominated in Euro the holder of which has so elected, by written notice to the Company, to receive the Amendment Fee in U.S. Dollars, and the Company will pay the Amendment Fee by wire transfer in Euro to all other holders of Non-Swapped Notes. For purposes of calculating the amount of any Amendment Fee with respect to any Non-Swapped Note that is payable in U.S. Dollars the amount of the Amendment Fee at the time of such determination shall be converted from Euro into U.S. Dollars at the current Euro/U.S. Dollar exchange rate, as determined as of 10:00 A.M. (New York time) one Business Day prior to the day such Amendment Fee is payable as indicated on the applicable screen of Bloomberg Financial Markets, and any such calculation shall be reported to the Company in reasonable detail and shall be binding on the Company absent demonstrable error; and
(f)the Company shall have paid the fees and expenses of Schiff Hardin LLP, special counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Amendment.
SECTION 4.MISCELLANEOUS.
4.1This Amendment shall be construed in connection with and as part of the Original Note Purchase Agreement, and except as modified and expressly amended by this Amendment, all terms, conditions and covenants contained in the Original Note Purchase Agreement are hereby ratified and shall be and remain in full force and effect.
4.2Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Original Note Purchase Agreement without making specific reference to this Amendment but nevertheless all such references shall include this Amendment unless the context otherwise requires.
4.3The descriptive headings of the various Sections or parts of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
4.4This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
4.5This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement. Delivery of an electronic signature to, or a signed copy of, this Amendment by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if any Noteholder shall request manually signed counterpart signatures to the Amendment, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

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Genuine Parts Company

By: /s/ Charles A. Chesnutt
Name: Charles A. Chesnutt
Title: Senior Vice President and Treasurer

Signature Page to Second Amendment to Note Purchase Agreement

Accepted and Agreed to:

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	Northwestern Mutual Investment
Management Company, LLC,
Its Investment Adviser

By:	/s/ Bradley T. Kunath
Name:	Bradley T. Kunath
Title:	Managing Director

Principal amount of Euro denominated Series J Notes held: € 80,000,000

Principal amount of Euro denominated Series K Notes held: € 21,000,000

Principal amount of Euro denominated Series L Notes held: € 25,000,000

Principal amount of Euro denominated Series M Notes held: € 25,000,000

METROPOLITAN LIFE INSURANCE COMPANY

By:	MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ John Wills
Name:	John Wills
Title:	Authorized Signatory

Principal amount of Euro denominated Series K Notes held: € 13,700,000

Principal amount of Euro denominated Series L Notes held: € 21,800,000

Principal amount of Euro denominated Series M Notes held: € 21,800,000

BRIGHTHOUSE LIFE INSURANCE COMPANY

By:	MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ John Wills
Signature Page to Second Amendment to Note Purchase Agreement

Name:	John Wills
Title:	Authorized Signatory

Principal amount of Euro denominated Series K Notes held: € 8,950,000

Principal amount of Euro denominated Series L Notes held: € 3,050,000

Principal amount of Euro denominated Series M Notes held: € 3,050,000

Principal amount of Euro denominated Series K Notes held: € 3,050,000

METLIFE INSURANCE K.K.

By:	MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ John Wills
Name:	John Wills
Title:	Authorized Signatory

Principal amount of Euro denominated Series L Notes held: € 40,900,000

Principal amount of Euro denominated Series M Notes held: € 30,500,000

PENSIONSKASSE DES BUNDES PUBLICA

By:	MetLife Investment Management Limited, as Investment Manager

By:	/s/ Annette Bannister
Name:	Annette Bannister
Title:	Authorized Signatory

Principal amount of Euro denominated Series K Notes held: € 1,400,000

Principal amount of Euro denominated Series L Notes held: € 1,400,000

Principal amount of Euro denominated Series M Notes held: € 1,400,000

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Exhibit 1-2

By:	Barings LLC, as Investment Adviser

By:	/s/ Elisabeth A. Perenick
Its:

Principal amount of Euro denominated Series K Notes held: € 100,000,000

NATIONWIDE LIFE INSURANCE COMPANY

By:	/s/ Cristian I. Donoso
Name:	Cristian I. Donoso
Title:	Authorized Signatory

Principal amount of Euro denominated Series J Notes held: € 30,000,000

Principal amount of Euro denominated Series K Notes held: € 25,000,000

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	PGIM, Inc., as investment manager

By:	/s/ Billy Greer
Vice President

Principal amount of Euro denominated Series J Notes held: € 50,000,000

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	Cigna Investments, Inc. (authorized agent)

By:	/s/ Jason Smith
Name:	Jason Smith
Title:	Managing Director

Principal amount of Euro denominated Series J Notes held: € 7,000,000

Principal amount of Euro denominated Series K Notes held: € 6,000,000

Exhibit 1-3

CIGNA HEALTH AND LIFE INSURANCE COMPANY

By:	Cigna Investments, Inc. (authorized agent)

By:	/s/ Jason Smith
Name:	Jason Smith
Title:	Managing Director

Principal amount of Euro denominated Series J Notes held: € 18,000,000

Principal amount of Euro denominated Series K Notes held: € 17,000,000

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Voya Investment Management LLC, as Agent

By:	/s/ Justin Stach
Name:	Justin Stach
Title:	Senior Vice President

Principal amount of US dollar denominated Series I Notes held: $9,900,000

Principal amount of Euro denominated Series J Notes held: € 17,300,000

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	Voya Investment Management LLC, as Agent

By:	/s/ Justin Stach
Name:	Justin Stach
Title:	Senior Vice President

Principal amount of US dollar denominated Series I Notes held: $100,000

Principal amount of Euro denominated Series J Notes held: € 100,000

Exhibit 1-4

RELIASTAR LIFE INSURANCE COMPANY

By:	Voya Investment Management LLC, as Agent

By:	/s/ Justin Stach
Name:	Justin Stach
Title:	Senior Vice President

Principal amount of US dollar denominated Series I Notes held: $1,100,000

Principal amount of Euro denominated Series J Notes held: € 2,200,000

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

By:	Voya Investment Management LLC, as Agent

By:	/s/ Justin Stach
Name:	Justin Stach
Title:	Senior Vice President

Principal amount of US dollar denominated Series I Notes held: $100,000

Principal amount of Euro denominated Series J Notes held: € 100,000

VENERABLE INSURANCE AND ANNUITY COMPANY (F/K/A VOYA INSURANCE AND ANNUITY COMPANY)

By:	Voya Investment Management Co. LLC, as Agent

By:	/s/ Justin Stach
Name:	Justin Stach
Title:	Senior Vice President

Principal amount of US dollar denominated Series I Notes held: $200,000

Principal amount of Euro denominated Series J Notes held: € 500,000

Exhibit 1-5

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Cathy L. Schwartz
Name:	Cathy L. Schwartz
Title:	Assistant Vice President

Principal amount of US dollar denominated Series I Notes held: $10,000,000

Principal amount of Euro denominated Series K Notes held: € 30,000,000

VOYA INSURANCE AND ANNUITY COMPANY

By:	Apollo Insurance Solutions Group LP, its investment adviser
By:	Apollo Capital Management, L.P., its sub adviser
By:	Apollo Capital Management GP, LLC, its General Partner

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Principal amount of US dollar denominated Series I Notes held: $5,700,000

RELIASTAR LIFE INSURANCE COMPANY

By:	Voya Investment Management LLC, its investment adviser
By:	Apollo Insurance Solutions Group LP, its investment sub adviser
By:	Apollo Capital Management, L.P., its sub adviser
By:	Apollo Capital Management GP, LLC, its General Partner

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Principal amount of US dollar denominated Series I Notes held: $200,000

ATHENE ANNUITY & LIFE ASSURANCE COMPANY
Exhibit 1-6

By:	Apollo Insurance Solutions Group LP, its investment adviser
By:	Apollo Capital Management, L.P., its sub adviser
By:	Apollo Capital Management GP, LLC, its General Partner

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Principal amount of Euro denominated Series J Notes held: € 9,800,000

ATHENE ANNUITY AND LIFE COMPANY

By:	Apollo Insurance Solutions Group LP, its investment adviser
By:	Apollo Capital Management, L.P., its sub adviser
By:	Apollo Capital Management GP, LLC, its General Partner

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Aggregate principal amount of Euro denominated Series L Notes held: € 30,000,000

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	Macquarie Investment Management
Advisers, a series of Macquarie Investment
Management Business Trust, Attorney in Fact

By:	/s/ Brendan Dillon
Name:	Brendan Dillon
Title:	Vice President

Principal amount of Euro denominated Series K Notes held: € 25,000,000

UNITED OF OMAHA LIFE INSURANCE COMPANY

Exhibit 1-7

By:	/s/ Justin P. Kavan
Name:	Justin P. Kavan
Title:	Senior Vice President

Principal amount of Euro denominated Series J Notes held: € 10,000,000

Principal amount of Euro denominated Series M Notes held: € 10,000,000

MUTUAL OF OMAHA INSURANCE COMPANY

By:	/s/ Justin P. Kavan
Name:	Justin P. Kavan
Title:	Senior Vice President

Principal amount of Euro denominated Series L Notes held: € 5,000,000

LEGAL & GENERAL ASSURANCE SOCIETY LIMITED

By:	Legal & General Investment Management America, Inc. its Investment Manager

By:	/s/ Edward Wood
Name:	Edward Wood
Title:	Head of US Private Placements

Principal amount of US dollar denominated Series I Notes held: $20,000,000

AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Amy Judd
Name:	Amy Judd
Title:	Investment Officer

Principal amount of US dollar denominated Series I Notes held: $12,000,000

USAA LIFE INSURANCE COMPANY
Exhibit 1-8

By:	BLACKROCK FINANCIAL MANAGEMENT, INC., AS INVESTMENT MANAGER

By:	/s/ Marshall Merriman
Name:	Marshall Merriman
Title:	Managing Director

Principal amount of US dollar denominated Series I Notes held: $12,000,000

THRIVENT FINANCIAL FOR LUTHERANS

By:	/s/ Martin Rosacker
Name:	Martin Rosacker
Title:	Managing Director

Principal amount of US dollar denominated Series I Notes held: $11,000,000

GENWORTHLIFE INSURANCE COMPANY

By:	/s/ Stuart Shepetin
Name:	Stuart Shepetin
Title:	Investment Officer

Principal amount of US dollar denominated Series I Notes held: $10,000,000

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	/s/ Michael Bullock
Name:	Michael Bullock
Title:	VP, Private Placements

Principal amount of US dollar denominated Series I Notes held: $5,000,000

THE STATE LIFE INSURANCE COMPANY

Exhibit 1-9

By:	American United Life Insurance Company, its Agent

By:	/s/ Michael Bullock
Name:	Michael Bullock
Title:	VP, Private Placements

Principal amount of US dollar denominated Series I Notes held: $5,000,000

CUMIS INSURANCE SOCIETY, INC.

By:	MEMBERS Capital Advisors, Inc.
acting as Investment Advisor

By:	/s/ Anne M. Finucane
Name:	Anne M. Finucane
Title:	Managing Director, Investments

Principal amount of US dollar denominated Series I Notes held: $3,000,000

CMFG LIFE INSURANCE COMPANY

By:	MEMBERS Capital Advisors, Inc.
acting as Investment Advisor

By:	/s/ Anne M. Finucane
Name:	Anne M. Finucane
Title:	Managing Director, Investments

Principal amount of Euro denominated Series K Notes held: € 5,000,000

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By:	/s/ Sasha Kamper
Name:	Sasha Kamper
Title:	Authorized Signatory

Exhibit 1-10

Principal amount of US dollar denominated Series I Notes held: $7,000,000

MODERN WOODMEN OF AMERICA

By:	/s/ Brett M. Van.
Name:	Brett M. Van.
Title:	Treasurer & Chief Investment Officer

By:	/s/ Christopher M. Cramer
Name:	Christopher M. Cramer
Title:	Manager – Fixed Income

Principal amount of US dollar denominated Series I Notes held: $5,000,000

COLONIAL LIFE & ACCIDENT INSURANCE COMPANY

By:	Provident Investment Management, LLC, its Agent

By:	/s/ Ben Vance
Name:	Ben Vance
Title:	Vice President, Senior Managing Director

Principal amount of US dollar denominated Series I Notes held: $2,700,000

Exhibit 1-11